Exhibit 99.1

NETSCOUT Reports Financial Results for First Quarter Fiscal Year 2019

WESTFORD, Mass.--(BUSINESS WIRE)--July 26, 2018--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its first quarter of fiscal year 2019 ended June 30, 2018.

“We delivered a relatively solid first-quarter earnings performance primarily due to our ongoing efforts to carefully manage costs,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Although enterprise order delays resulted in revenue at the lower end of our targets, we continued to make important progress advancing our ‘smart data’ product strategy. We plan to introduce several new security offerings over the next several months and are optimistic that these initiatives can help us further fortify and expand our enterprise customer relationships. Just as important, we also expect to take additional cost-reduction actions to further streamline operations and drive efficiencies while also continuing to fund our most promising growth initiatives.”

Notable first-quarter and recent operational highlights include:

  Earlier this week, NETSCOUT announced a collaboration with IBM, under which IBM will leverage NETSCOUT's Smart Data Technologies, which includes its patented Adaptive Service Intelligence™ (ASI) technology, to drive data-centric workflows and decision making for Communication Service Providers (CSPs).
  As will be disclosed in NETSCOUT’s proxy statement that is expected to be filed tomorrow, Jim Lico will not stand for re-election as a director at the Company’s upcoming Annual Meeting this September and his term as a director will expire immediately after that event. Mr. Lico has served on NETSCOUT’s Board of Directors since July 2015. This action supports Mr. Lico’s plans to reduce certain professional and business obligations outside of his role as CEO of Fortive Corporation (NYSE: FTV). The Board and Company thank Mr. Lico for his service on the NETSCOUT Board, particularly for his support of the initiatives to integrate the Danaher Communications Business assets, and wish him continued success in leading Fortive.
  In late May, Jaguar Network, a global provider of hosting, network, corporate telephony and cloud services, selected the NETSCOUT Arbor vAPS for their first network function virtualization and software-defined networking (SDN/NFV)-based DDoS protection solution.
  In mid-May, NETSCOUT was recognized for customer service and support excellence when it received the NorthFace ScoreBoard Award℠ (NFSB) from Customer Relationship Management Institute LLC (CRMI) for its nGeniusONE® Service Assurance solutions.
  In mid-May, NETSCOUT announced that Telefonica certified its virtualized solutions vSCOUT™ and vSTREAM™ for deployment with their UNICA Lab architecture that supports future networks based on network function virtualization and software-defined networking (NFV/SDN) technologies.
  From May 14 through May 17, 2018, NETSCOUT hosted a record number of customers, prospects and partners in Dallas, Texas at Engage, its annual technology and user summit. At the event, the Company showcased its service assurance and security solutions, offered insight into product roadmaps and provided certification programs, technical tutorials and hands-on training.

Q1 FY19 Financial Results

Total revenue (GAAP) for the first quarter of fiscal year 2019 was $205.1 million, compared with $225.8 million in the same quarter one year ago. Non-GAAP total revenue for the first quarter of fiscal year 2019 was $206.0 million, compared with $228.8 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

On April 1, 2018, NETSCOUT adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606), using the modified retrospective approach. The adoption of ASC 606 had an immaterial impact on first-quarter fiscal year 2019 revenue. In addition, revenue and related costs for certain subscription-oriented security offerings are now classified as services rather than product. Prior period revenue and related costs for those offerings have been reclassified to conform to the current period presentation for comparability purposes and this information is available in the attached financial tables as supplementary data.

Product revenue (GAAP) for the first quarter of fiscal year 2019 was $96.9 million, which was approximately 47% of total revenue, versus $108.7 million in the prior fiscal year’s first quarter. On a non-GAAP basis, product revenue for the first quarter of fiscal year 2019 was $97.3 million, which was approximately 47% of total non-GAAP revenue, compared with $109.4 million in the same quarter one year ago. Service revenue (GAAP) for the first quarter of fiscal year 2019 was $108.2 million, or approximately 53% of total revenue, compared with $117.1 million for the first quarter of fiscal year 2018. On a non-GAAP basis, service revenue for fiscal year 2019’s first quarter was $108.7 million, which was approximately 53% of total non-GAAP revenue, compared with $119.5 million in the same quarter one year ago.

NETSCOUT’s loss from operations (GAAP) was $77.1 million in the first quarter of fiscal year 2019 versus a loss from operations of $33.6 million in the same quarter one year ago. The Company’s GAAP operating profit margin in the first quarter of fiscal year 2019 was -37.6% versus -14.9% in fiscal year 2018’s first quarter. NETSCOUT’s loss from operations in the first quarter of fiscal year 2019 includes a non-cash intangible asset impairment charge of $35.9 million related to its handheld tools product area, which is currently in the process of being divested. First-quarter fiscal year 2019 non-GAAP EBITDA from operations was $15.4 million, or 7.5% of non-GAAP quarterly revenue, compared with non-GAAP EBITDA from operations of $24.0 million, or 10.5% of non-GAAP quarterly revenue in the first quarter of fiscal year 2018. First-quarter fiscal year 2019 non-GAAP income from operations was $7.4 million and the non-GAAP operating margin was 3.6%. This compares with non-GAAP income from operations of $14.5 million and a non-GAAP operating margin of 6.3% in fiscal year 2018’s first quarter.

Net loss (GAAP) for the first quarter of fiscal year 2019 was $62.5 million, or $0.78 per share (diluted) versus a net loss (GAAP) for the first quarter of fiscal year 2018 of $24.2 million, or $0.27 per share (diluted). On a non-GAAP basis, net income for fiscal year 2019’s first quarter was $2.1 million, or $0.03 per share (diluted), compared with non-GAAP net income of $7.6 million, or $0.08 per share (diluted), for the same quarter one year ago.

As of June 30, 2018, cash and cash equivalents, and short and long-term marketable securities were $459.1 million, compared with $447.8 million as of March 31, 2018.

During the first quarter of fiscal year 2019, NETSCOUT continued to execute its $300 million Accelerated Share Repurchase (ASR), which began on February 2, 2018. The Company expects that the ASR will be completed during the second quarter of fiscal year 2019. The ASR is currently being executed under NETSCOUT’s previously disclosed 25 million share repurchase program.

Guidance:

NETSCOUT’s fiscal year 2019 guidance, previously issued in May 2018, is fundamentally unchanged although the GAAP net income per share (diluted) guidance has been updated to reflect the previously mentioned, non-cash intangible asset impairment charge of $35.9 million that was incurred in the first quarter.

  The Company’s fiscal year 2019 GAAP revenue performance is still expected to range from a low single-digit decline to low single-digit growth on a percentage change basis from fiscal year 2018 GAAP revenue of $986.8 million. The Company’s fiscal year 2019 non-GAAP revenue performance is still expected to range from a low single-digit decline to low single-digit growth from fiscal year 2018 non-GAAP revenue of $999.3 million.
    Under the legacy ASC 605 standard, the Company’s GAAP revenue guidance range would equate to low single-digit to mid single-digit revenue growth on a percentage change basis over fiscal year 2018 GAAP revenue. Under the legacy ASC 605 standard, the Company’s non-GAAP revenue guidance range would equate to roughly flat revenue with fiscal year 2018 non-GAAP revenue to low single-digit growth over fiscal year 2018 non-GAAP revenue on a percentage change basis.
  As a result of the aforementioned charge, the Company’s fiscal year 2019 GAAP net income per share (diluted) is now expected to decline within a range of 140 percent to 190 percent on a percentage change basis from fiscal year 2018 GAAP net income per share (diluted) of $0.90. The Company’s original fiscal year 2019 guidance for fiscal year 2019 GAAP net income per share (diluted) ranged from a decline within a range of 115 percent to 165 percent on a percentage basis from fiscal year 2018. The Company’s fiscal year 2019 non-GAAP net income per share (diluted) performance is still expected to range from a decline of approximately 20 percent to low double-digit growth over fiscal year 2018 non-GAAP net income per share (diluted) of $1.41.
    Under the legacy ASC 605 standard, the Company’s GAAP net income per share (diluted) guidance would now equate to a decline in the range of 110 percent to 160 percent from fiscal year 2018’s net income per diluted share (diluted). The original guidance equated to a decline in GAAP net income per share (diluted) in the range of 90 percent to 140 percent from fiscal year 2018’s GAAP net income per share (diluted). Under the legacy ASC 605 standard, the non-GAAP net income per share (diluted) guidance would equate to a low single-digit decline from fiscal year 2018’s non-GAAP net income to approximately 30 percent growth over fiscal year 2018 on a percentage change basis.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:
NETSCOUT will host a conference call to discuss its first-quarter fiscal year 2019 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1876. The conference call ID is NTCTQ119. A replay of the call will made be available after 12:00 p.m. ET on July 26 for approximately one week. The number for the replay is (800) 374-1375 for U.S./Canada and (402) 220-0682 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, restructuring charges, expenses related to the implementation of a new accounting standard, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services, intangible asset impairment charges, and business development and integration costs. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects in addition to the provisional one-time impacts of the U.S. Tax Cuts and Jobs Act. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT
NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate, and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability, and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to fiscal year 2019 guidance, plans to introduce several new security offerings over the next several months and optimism that these initiatives can help further fortify and expand enterprise customer relationships, the expectations of additional cost-reduction actions and funding our most promising growth initiatives, the Company’s partnership with IBM, and the anticipated timing for completing the Accelerated Share Repurchase, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which is on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2018 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC. Condensed Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
	June 30,
	2018	2017
Revenue:
Product	$96,927	$108,659
Service	108,184	117,097
Total revenue	205,111	225,756

Cost of revenue:
Product	32,965	36,462
Service	29,062	30,100
Total cost of revenue	62,027	66,562

Gross profit	143,084	159,194

Operating expenses:
Research and development	55,463	58,966
Sales and marketing	78,132	85,361
General and administrative	26,059	29,872
Amortization of acquired intangible assets	23,465	18,383
Impairment of intangible assets	35,871	-
Restructuring charges	1,147	167
Total operating expenses	220,137	192,749

Loss from operations	(77,053)	(33,555)
Interest and other expense, net	(4,693)	(3,135)
Loss before income tax benefit	(81,746)	(36,690)
Income tax benefit	(19,242)	(12,468)
Net loss	$(62,504)	$(24,222)

Basic net loss per share	$(0.78)	$(0.27)
Diluted net loss per share	$(0.78)	$(0.27)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	80,358	91,180
Net loss per share - diluted	80,358	91,180

NETSCOUT SYSTEMS, INC. Consolidated Balance Sheets (In thousands)

	June 30,	March 31,
	2018	2018
	(Unaudited)

Assets
Current assets:
Cash, cash equivalents and marketable securities	$459,053	$447,762
Accounts receivable and unbilled costs, net	165,331	213,438
Inventories	32,739	34,774
Prepaid expenses and other current assets	60,951	56,434

Total current assets	718,074	752,408

Fixed assets, net	60,006	52,511
Goodwill and intangible assets, net	2,474,917	2,544,138
Other assets	24,611	19,551

Total assets	$3,277,608	$3,368,608

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$25,122	$30,133
Accrued compensation	55,331	46,552
Accrued other	31,207	34,690
Deferred revenue and customer deposits	248,165	301,925

Total current liabilities	359,825	413,300

Other long-term liabilities	15,092	8,308
Deferred tax liability	143,542	151,563
Accrued long-term retirement benefits	33,457	35,246
Long-term deferred revenue	80,491	91,409
Long-term debt	600,000	600,000

Total liabilities	1,232,407	1,299,826

Stockholders' equity:
Common stock	117	117
Additional paid-in capital	2,676,382	2,665,120
Accumulated other comprehensive income (loss)	(107)	2,895
Treasury stock, at cost	(999,329)	(995,843)
Retained earnings	368,138	396,493

Total stockholders' equity	2,045,201	2,068,782

Total liabilities and stockholders' equity	$3,277,608	$3,368,608

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures (In thousands, except per share data) (Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2018	2017	2018

Product Revenue (GAAP)	$96,927	$108,659	$122,217
Product deferred revenue fair value adjustment	391	716	910
Amortization of acquired intangible assets (2)	-	2	2
Non-GAAP Product Revenue	$97,318	$109,377	$123,129

Service Revenue (GAAP)	$108,184	$117,097	$113,007
Service deferred revenue fair value adjustment	471	2,375	2,328
Non-GAAP Service Revenue	$108,655	$119,472	$115,335

Revenue (GAAP)	$205,111	$225,756	$235,224
Product deferred revenue fair value adjustment	391	716	910
Service deferred revenue fair value adjustment	471	2,375	2,328
Amortization of acquired intangible assets (2)	-	2	2
Non-GAAP Revenue	$205,973	$228,849	$238,464

Gross Profit (GAAP)	$143,084	$159,194	$168,633
Product deferred revenue fair value adjustment	391	716	910
Service deferred revenue fair value adjustment	471	2,375	2,328
Share-based compensation expense (1)	1,599	1,229	1,579
Amortization of acquired intangible assets (2)	8,402	9,241	9,468
Business development and integration expense (3)	-	989	-
Acquisition related depreciation expense (6)	33	42	34
Non-GAAP Gross Profit	$153,980	$173,786	$182,952

Loss from Operations (GAAP)	$(77,053)	$(33,555)	$(7,525)
Product deferred revenue fair value adjustment	391	716	910
Service deferred revenue fair value adjustment	471	2,375	2,328
Share-based compensation expense (1)	12,965	10,231	12,063
Amortization of acquired intangible assets (2)	31,867	27,624	31,206
Business development and integration expense (3)	19	6,156	112
New standard implementation expense (4)	762	-	1,296
Compensation for post-combination services (5)	449	237	242
Restructuring charges	1,147	167	1,388
Impairment of intangible assets	35,871	-	-
Acquisition related depreciation expense (6)	498	555	498
Non-GAAP Income from Operations	$7,387	$14,506	$42,518

Net Income (Loss) (GAAP)	$(62,504)	$(24,222)	$16,817
Product deferred revenue fair value adjustment	391	716	910
Service deferred revenue fair value adjustment	471	2,375	2,328
Share-based compensation expense (1)	12,965	10,231	12,063
Amortization of acquired intangible assets (2)	31,867	27,624	31,206
Business development and integration expense (3)	19	6,156	112
New standard implementation expense (4)	762	-	1,296
Compensation for post-combination services (5)	449	237	242
Restructuring charges	1,147	167	1,388
Impairment of intangible assets	35,871	-	-
Acquisition related depreciation expense (6)	498	555	498
Other income	-	-	(57)
Income tax adjustments (7)	(19,862)	(16,220)	(36,685)
Non-GAAP Net Income	$2,074	$7,619	$30,118

Diluted Net Income (Loss) Per Share (GAAP)	$(0.78)	$(0.27)	$0.20
Share impact of non-GAAP adjustments identified above	0.81	0.35	0.16
Non-GAAP Diluted Net Income Per Share	$0.03	$0.08	$0.36

Shares used in computing non-GAAP diluted net income per share	81,424	92,209	83,359

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued (In thousands, except per share data) (Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2018	2017	2018
(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$269	$213	$352
	Cost of service revenue	1,330	1,016	1,227
	Research and development	4,151	3,175	3,891
	Sales and marketing	4,359	3,444	3,600
	General and administrative	2,856	2,383	2,993
	Total share-based compensation expense	$12,965	$10,231	$12,063

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Total revenue adjustment	$-	$2	$2
	Cost of product revenue	8,402	9,239	9,466
	Operating expenses	23,465	18,383	21,738
	Total amortization expense	$31,867	$27,624	$31,206

(3)	Business development and integration expense included in
	these amounts is as follows:
	Cost of product revenue	$-	$439	$-
	Cost of service revenue	-	550	-
	Research and development	-	1,123	-
	Sales and marketing	-	1,176	-
	General and administrative	19	2,868	112
	Total business development and integration expense	$19	$6,156	$112

(4)	New standard implementation expense included in these
	amounts is as follows:
	General and administrative	$762	$-	$1,296
	Total new standard implementation expense	$762	$-	$1,296

(5)	Compensation for post-combination services included in these
	amounts is as follows:
	Cost of product revenue	$-	$-	$-
	Cost of service revenue	-	-	-
	Research and development	385	184	209
	Sales and marketing	12	53	12
	General and administrative	52	-	21
	Total compensation for post-combination services	$449	$237	$242

(6)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$13	$26	$14
	Cost of service revenue	20	16	20
	Research and development	306	344	306
	Sales and marketing	43	54	42
	General and administrative	116	115	116
	Total acquisition related depreciation expense	$498	$555	$498

(7)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(19,862)	$(16,220)	$(36,685)
	Total income tax adjustments	$(19,862)	$(16,220)	$(36,685)

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA (In thousands, except per share data) (Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2018	2017	2018

Income (Loss) from operations (GAAP)	$(77,053)	$(33,555)	$(7,525)
Previous adjustments to determine non-GAAP income from operations	84,440	48,061	50,043
Non-GAAP Income from operations	7,387	14,506	42,518

Depreciation excluding acquisition related	7,982	9,534	8,940

Non-GAAP EBITDA from operations	$15,369	$24,040	$51,458

NETSCOUT SYSTEMS, INC. Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance (Unaudited) (In millions, except net income per share - diluted)

	FY'18	FY'19	606 Adjustment	FY'19 (605 Comparison)
GAAP revenue	$986.8	Low single-digit decline to low single-digit growth	~ $26	Low single-digit growth to mid single-digit growth
Deferred service revenue fair value adjustment	$9.4	~$1 million to ~$2 million		~$1 million to ~$2 million
Deferred product revenue fair value adjustment	$3.1	Less than $1 million		Less than $1 million
Amortization of intangible assets	$-	-		-
Non-GAAP revenue	$999.3	Low single-digit decline to low single-digit growth	~ $26	Flat to low single-digit growth

	FY'18	FY'19		FY'19 (605 Comparison)
GAAP net income	$79.8	(~180%) decline to (~135%) decline	~ $19	(~155%) decline to (~110%) decline
Deferred service revenue fair value adjustment	$9.4	~$1 million		~$1 million
Deferred product revenue fair value adjustment	$3.1	Less than $1 million		Less than $1 million
Amortization of intangible assets	$114.0	~$113 million		~$113 million
Share-based compensation expenses	$47.3	~$49 million to ~$51 million		~$49 million to ~$51 million
Business development & integration expenses*	$5.9	~$2 million to ~$3 million		~$2 million to ~$3 million
New accounting standard implementation	$2.6	~$1 million		~$1 million
Restructuring costs	$5.2	~$1 million		~$1 million
Impairment of Intangibles	$-	~$36 million		~$36 million
Other income	$(0.1)	-		-
Total Adjustments	$187.4	~$204 million to ~$206 million		~$204 million to ~$206 million
Related impact of adjustments on income tax	$(142.6)	(~$50 million to ~$51 million)		(~$50 million to ~$51 million)
Non-GAAP net income	$124.6	(~25%) decline to low single-digit growth	~ $19	low double digit decline to mid teens growth

GAAP net income per share (diluted)	$0.90	(~190%) decline to (~140%) decline	~ $0.24	(~160%) decline to (~110%) decline
Non-GAAP net income per share (diluted)	$1.41	(~20%) decline to low double-digit growth	~ $0.24	Low single digit decline to ~30% growth

Average weighted shares outstanding (diluted GAAP)	88.3	79.3 million		79.3 million
Average weighted shares outstanding (diluted Non-GAAP)	88.3	80.0 million		80.0 million

*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense
Certain numbers may not total due to rounding.

Supplementary Data NETSCOUT SYSTEMS, INC. Reconciliation of Reclassification of Product and Service Revenue and Cost of Product and Service Revenue (In thousands) (Unaudited)

FY18 Quarterly GAAP Reclassification	Q1 FY18			Q2 FY18			Q3 FY18			Q4 FY18
	Q1 as Reported	Adjustment	Q1 as Reclassified	Q2 as Reported	Adjustment	Q2 as Reclassified	Q3 as Reported	Adjustment	Q3 as Reclassified	Q4 as Reported	Adjustment	Q4 as Reclassified
Revenue:
Product	$114,822	$(6,163)	$108,659	$149,281	$(6,308)	$142,973	$153,179	$(6,610)	$146,569	$128,845	$(6,628)	$122,217
Service	$110,934	$6,163	$117,097	$107,582	$6,308	$113,890	$115,765	$6,610	$122,375	$106,379	$6,628	$113,007
Total GAAP revenue	$225,756	$-	$225,756	$256,863	$-	$256,863	$268,944	$-	$268,944	$235,224	$-	$235,224

Cost of revenue:
Product	$37,845	$(1,383)	$36,462	$45,841	$(1,470)	$44,371	$41,327	$(1,517)	$39,810	$39,513	$(1,528)	$37,985
Service	$28,717	$1,383	$30,100	$28,402	$1,470	$29,872	$23,182	$1,517	$24,699	$27,078	$1,528	$28,606
Total GAAP cost of revenue	$66,562	$-	$66,562	$74,243	$-	$74,243	$64,509	$-	$64,509	$66,591	$-	$66,591

FY18 & FY17 Annual GAAP Reclassification	FY18			FY17
	YTD as Reported	Adjustment	YTD as Reclassified	YTD as Reported	Adjustment	YTD as Reclassified
Revenue:
Product	$546,127	$(25,709)	$520,418	$735,531	$(20,127)	$715,404
Service	$440,660	$25,709	$466,369	$426,581	$20,127	$446,708
Total GAAP revenue	$986,787	$-	$986,787	$1,162,112	$-	$1,162,112

Cost of revenue:
Product	$164,526	$(5,898)	$158,628	$238,003	$(4,728)	$233,275
Service	$107,379	$5,898	$113,277	$108,136	$4,728	$112,864
Total GAAP cost of revenue	$271,905	$-	$271,905	$346,139	$-	$346,139

FY18 Quarterly Non-GAAP Reclassification	Q1 FY18			Q2 FY18			Q3 FY18			Q4 FY18
	Q1 as Reported	Adjustment	Q1 as Reclassified	Q2 as Reported	Adjustment	Q2 as Reclassified	Q3 as Reported	Adjustment	Q3 as Reclassified	Q4 as Reported	Adjustment	Q4 as Reclassified
Revenue:
Product	$115,540	$(6,163)	$109,377	$150,002	$(6,308)	$143,694	$153,901	$(6,610)	$147,291	$129,757	$(6,628)	$123,129
Service	$113,309	$6,163	$119,472	$109,943	$6,308	$116,251	$118,110	$6,610	$124,720	$108,707	$6,628	$115,335
Total non-GAAP revenue	$228,849	$-	$228,849	$259,945	$-	$259,945	$272,011	$-	$272,011	$238,464	$-	$238,464

Cost of revenue:
Product	$27,928	$(1,383)	$26,545	$36,331	$(1,470)	$34,861	$31,809	$(1,517)	$30,292	$29,681	$(1,528)	$28,153
Service	$27,135	$1,383	$28,518	$27,322	$1,470	$28,792	$22,173	$1,517	$23,690	$25,831	$1,528	$27,359
Total non-GAAP cost of revenue	$55,063	$-	$55,063	$63,653	$-	$63,653	$53,982	$-	$53,982	$55,512	$-	$55,512

FY18 & FY17 Annual Non-GAAP Reclassification	FY18			FY17
	YTD as Reported	Adjustment	YTD as Reclassified	YTD as Reported	Adjustment	YTD as Reclassified
Revenue:
Product	$549,200	$(25,709)	$523,491	$753,756	$(20,127)	$733,629
Service	$450,069	$25,709	$475,778	$446,057	$20,127	$466,184
Total non-GAAP revenue	$999,269	$-	$999,269	$1,199,813	$-	$1,199,813

Cost of revenue:
Product	$125,749	$(5,898)	$119,851	$194,468	$(4,728)	$189,740
Service	$102,461	$5,898	$108,359	$103,575	$4,728	$108,303
Total non-GAAP cost of revenue	$228,210	$-	$228,210	$298,043	$-	$298,043

CONTACT:
NETSCOUT SYSTEMS, INC.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Director, Corporate Communications
Donna.Candelori@netscout.com